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EXHIBIT 16


PRICEWATERHOUSECOOPERS
                                       Pr1cewaterhouseCoopers LLP
                                       Suite 3400
                                       312 Walnut Street
                                       Cincinnati OH 45202-4046
                                       Telephone (513) 651 4000
                                       Facsimile (513) 768 4599


February 15, 2001

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549


Commissioners:

We have read the statements made by Ohio Casualty Corporation (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report dated February 15, 2001.
We agree with the statements concerning our Firm in such Form 8-K.


Very truly yours,



PricewaterhouseCoopers LLP


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Item 4     Changes in Registrant's Certifying Accountant
------     ---------------------------------------------
(a) (1) PricewaterhouseCoopers LLP has been the independent public accountant for Ohio Casualty Corporation, an Ohio corporation (the "Company"). On February 9, 2001, the Company informed PricewaterhouseCoopers LLP that it would be dismissed as the Company's independent public accountant upon completion of the audit for the fiscal year ended December 31, 2000.

    (2) For the two fiscal years ended December 31, 1999, the report of PricewaterhouseCoopers LLP on the Company's consolidated financial statements did not contain an adverse opinion or a disclaimer of opinion, nor was any such report qualified or modified as to uncertainty, audit scope, or accounting principles.

    (3) The decision to change the independent public accountant was recommended by the Audit Committee and approved by the Company's Board of Directors.

    (4) During the Company's two fiscal years ended December 31, 1999 and through February 9, 2001, there were no disagreements between PricewaterhouseCoopers LLP and the Company regarding any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of PricewaterhouseCoopers LLP, would have caused it to make reference thereto in its report on the financial statements for such years.

    (5) During the Company's two fiscal years ended December 31, 1999 and through February 9, 2001, there have been no reportable events (as defined in Regulation S-K Item 304(a) (1(v)).

    (6) The Company has requested that PricewaterhouseCoopers LLP furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of such letter, dated February 15, 2001, is filed as Exhibit 16 to this Form 8-K.

(b) On February 9, 2001, the Board of Directors of the Registrant approved the engagement of Ernst & Young LLP as its independent public accountant for the fiscal year ending December 31, 2001. During the Registrant's two most recent fiscal years, and through February 9, 2001, the Registrant did not consult with Ernst & Young LLP as to either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements and the Company did not consult with Ernst & Young LLP as to any matter that was either the subject of a disagreement or reportable event.



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Item 5     Other Events
------     ------------

           On February 8, 2001, Ohio Casualty Corporation announced the elimination of its current quarterly dividend. A copy of the press release is attached as Exhibit 99 to this Form 8-K.





                           SIGNATURES
                           ----------

           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                       OHIO CASUALTY CORPORATION



                                       By:
                                           -----------------------
                                           Elizabeth M. Riczko, Senior Vice
                                           President and Treasurer


Date:  February 15, 2001